UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 11, 2016

ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
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(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 College Street, New Haven, Connecticut 06510
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(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:    (203) 272-2596

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

Alexion Pharmaceuticals, Inc. held its Annual Meeting of Shareholders on May 11, 2016 in New Haven, Connecticut. The results of the matters voted on by the shareholders are set forth below.

1.    The election of directors:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

Leonard Bell	201,874,672	41,769	1,464,988	6,149,057
Felix Baker	203,009,403	33,847	338,179	6,149,057
David R. Brennan	202,903,685	34,136	443,608	6,149,057
M. Michele Burns	177,919.416	3,513,000	21,949,013	6,149,057
Christopher J. Coughlin	201,916,565	242,902	1,221,962	6,149,057
David L. Hallal	202,732,525	104,364	544,540	6,149,057
John T. Mollen	194,551,604	3,645,127	5,184,698	6,149,057
R. Douglas Norby	194,400,590	2,390,392	6,590,447	6,149,057
Alvin S. Parven	193,503,434	3,636,900	6,241,095	6,149,057
Andreas Rummelt	202,843,487	94,883	443,059	6,149,057
Ann M. Veneman	202,716,902	45,020	619,507	6,149,057

2.	The non-binding advisory vote to approve the compensation paid to Alexion’s named executive officers as described in Alexion’s 2016 proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes

181,566,353	21,739,471	75,605	6,149,057

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as Alexion's independent registered public accounting firm:

Votes For	Votes Against	Abstentions

208,553,894	914,497	62,095

4.	Shareholder proposal requesting the Board of Directors to amend Alexion's governing documents to give shareholders owning ten percent of Alexion stock the power to call a special meeting:

Votes For	Votes Against	Abstentions	Broker Non-Votes

85,527,534	117,762,563	91,332	6,149,057

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2016	ALEXION PHARMACEUTICALS, INC.
By: /s/ Michael V. Greco Name: Michael V. Greco Title: Senior Vice President of Law and Corporate Secretary